UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
Date of Report (Date of Earliest Event Reported) June 30, 2008

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	SIERRA PACIFIC RESOURCES	88-0198358
Nevada
P.O. Box 30150 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

0-00508	SIERRA PACIFIC POWER COMPANY	88-0044418
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011
None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
EX-99.1 Press Release dated June 30, 2008

Item 8.01 Other Events
          On June 30, 2008, Sierra Pacific Power Company (SPPC), a wholly-owned subsidiary of Sierra Pacific Resources, announced that the Public Utilities Commission of Nevada (PUCN) approved an increase in electric rates for SPPC.
          The increase, effective July 1, 2008, is the result of the company’s mandatory rate case filing made every three years, and calls for an overall 10.45 percent increase, largely attributable to costs associated with the company’s new generating unit at the Tracy Generating Station near Reno. However, the rate increase will be partially offset when, also on July 1, previously approved fuel and purchased power costs the company has been recovering from customers will expire.
          When the two rate changes are combined, the typical residential customer using 750 kilowatt hours of electricity per month will see a 9.2 percent increase from $96.86 to $105.76.
          A copy of the press release announcing the PUCN’s decision is filed herewith as Exhibit 99.1.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits
EX-99.1 — Press Release dated June 30, 2008

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: July 2, 2008	By:	/s/ Paul J. Kaleta
Paul J. Kaleta
General Counsel

Sierra Pacific Power Company (Registrant)
Date: July 2, 2008	By:	/s/ Paul J. Kaleta
Paul J. Kaleta
General Counsel